TR-1: Standard form for notification of major holdings

NOTIFICATION OF MAJOR HOLDINGS (to be sent to the relevant issuer and to the FCA in Microsoft Word format if possible)[i]

1a. Identity of the issuer or the underlying issuer of existing shares to which voting rights are attachedii:		Verona Pharma plc
1b. Please indicate if the issuer is a non-UK issuer (please mark with an “X” if appropriate)
Non-UK issuer
2. Reason for the notification (please mark the appropriate box or boxes with an “X”)
An acquisition or disposal of voting rights				X
An acquisition or disposal of financial instruments
An event changing the breakdown of voting rights				X
Other (please specify)iii:
3. Details of person subject to the notification obligationiv
Name		Growth Equity Opportunities Fund IV, LLC Growth Equity Opportunities 17, LLC
City and country of registered office (if applicable)		Delaware, United States
4. Full name of shareholder(s) (if different from 3.)[v]
Name
City and country of registered office (if applicable)
5. Date on which the threshold was crossed or reachedvi:		22/07/2020
6. Date on which issuer notified (DD/MM/YYYY):		06/08/2020
7. Total positions of person(s) subject to the notification obligation
	% of voting rights attached to shares (total of 8. A)	% of voting rights through financial instruments (total of 8.B 1 + 8.B 2)	Total of both in % (8.A + 8.B)	Total number of voting rights of issuervii
Resulting situation on the date on which threshold was crossed or reached	9.86% (Aggregated - see Section 11)	N/A	9.86% (Aggregated - see Section 11)	414,545,590

Position of previous notification (if applicable)	9.86%	N/A	9.86%

2028/54155-103 CURRENT/118410554v4  08/06/2020 1:45 PM

8. Notified details of the resulting situation on the date on which the threshold was crossed or reachedviii
A: Voting rights attached to shares
Class/type of shares ISIN code (if possible)	Number of voting rightsix			% of voting rights
		Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)	Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)
ADSs US9250501064		40,868,504 (Aggregated - see Section 11)		9.86% (Aggregated - see Section 11)

SUBTOTAL 8. A	40,868,504			9.86%

B 1: Financial Instruments according to Art. 13(1)(a) of Directive 2004/109/EC (DTR5.3.1.1 (a))
Type of financial instrument	Expiration date[x]	Exercise/ Conversion Periodxi		Number of voting rights that may be acquired if the instrument is exercised/converted.	% of voting rights
N/A

SUBTOTAL 8. B 1

B 2: Financial Instruments with similar economic effect according to Art. 13(1)(b) of Directive 2004/109/EC (DTR5.3.1.1 (b))
Type of financial instrument	Expiration date[x]	Exercise/ Conversion Period xi	Physical or cash settlementxii	Number of voting rights	% of voting rights
N/A

SUBTOTAL 8.B.2

2

2028/54155-103 CURRENT/118410554v4  08/06/2020 1:45 PM

9. Information in relation to the person subject to the notification obligation (please mark the applicable box with an “X”)
Person subject to the notification obligation is not controlled by any natural person or legal entity and does not control any other undertaking(s) holding directly or indirectly an interest in the (underlying) issuerxiii

Full chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held starting with the ultimate controlling natural person or legal entityxiv (please add additional rows as necessary)
			X
Namexv	% of voting rights if it equals or is higher than the notifiable threshold	% of voting rights through financial instruments if it equals or is higher than the notifiable threshold	Total of both if it equals or is higher than the notifiable threshold
NEA 15 GP, LLC, a limited liability company formed in the State of Delaware, is the general partner of NEA Partners 15, L.P.
NEA Partners 15, L.P., a limited partnership formed in the State of Delaware, is the general partner of New Enterprise Associates 15, L.P.
New Enterprise Associates 15, L.P., a limited partnership formed in the State of Delaware, is sole member of Growth Equity Opportunities Fund IV, LLC
Growth Equity Opportunities Fund IV, LLC is a limited liability company formed in the State of Delaware, United States	2.35%	N/A	2.35%

NEA 17 GP, LLC, a limited liability company formed in the State of Delaware, is the general partner of NEA Partners 17, L.P.
NEA Partners 17, L.P., a limited partnership formed in the State of Delaware, is the general partner of New Enterprise Associates 17, L.P.
New Enterprise Associates 17, L.P., a limited partnership formed in the State of Delaware, is sole member of Growth Equity Opportunities 17, LLC
Growth Equity Opportunities 17, LLC is a limited liability company formed in the State of Delaware, United States	7.51%		7.51%

10. In case of proxy voting, please identify:
Name of the proxy holder
The number and % of voting rights held
The date until which the voting rights will be held

11. Additional informationxvi
Growth Equity Opportunities 17, LLC purchased 3,888,889 American Depositary Shares (ADSs), representing 31,111,112 Ordinary Shares, from the Issuer on 22 July 2020 as part of the Issuer’s capital raising (the “Financing”) which comprised the issuance of ADSs and Ordinary Shares.

Growth Equity Opportunities Fund IV, LLC did not participate in the Financing and so continues to hold 1,219,674 ADSs representing 9,757,392 Ordinary Shares, as previously reported on its TR-1 filed on 8 May 2017.

Growth Equity Opportunities Fund IV, LLC (which holds 2.35% voting rights) and Growth Equity Opportunities 17, LLC (which holds 7.51% of voting rights) are acting in concert for the purposes of DTR 5.2.1R(a), consequently their respective holdings are deemed to be aggregated to 9.86% in total.

Overall, there has been no increase or decrease from the 9 to 10% voting right threshold that was reported in the previous TR-1 filing of 8 May 2017. However, as explained in this Section 11 there have been changes in the breakdown of how the voting rights are held. It is on this basis that this TR-1 has been completed.

Place of completion	USA
Date of completion	7 August, 2020

3

2028/54155-103 CURRENT/118410554v4  08/06/2020 1:45 PM